                                                                     EXHIBIT 3.4

                                                   [To be adopted effective upon
                                                     completion of the Offering]


                         AMENDED AND RESTATED BYLAWS OF

                                 KIRKLAND'S INC.


                                   ARTICLE I
                                     OFFICES

        Section 1. The principal office of Kirkland's, Inc. (the "Corporation"), is 805 North Parkway, Jackson, Tennessee 38305. The principal office may be changed at any time upon a resolution adopted by the Board of Directors of the Corporation (the "Board of Directors"). The Corporation may have offices and places of business at such other places within or without the State of Tennessee as shall be determined by the Board of Directors.

        Section 2. The registered office of the Corporation for any particular state may be, but need not be, identical with the principal office of the Corporation in that state, and the address of the registered office may be changed from time to time by appropriate resolution of the Board of Directors.

                                   ARTICLE II
                                  SHAREHOLDERS

        Section 1. Meetings. All meetings of shareholders shall be held either in the principal office of the Corporation or at any other place within or without the City of Jackson, Tennessee, as designated by the Board of Directors.

        Section 2. Annual Meeting. The annual meeting of the shareholders shall be held on the second Tuesday in May of each year or such other date, in any particular year, designated by the Board of Directors, for the purpose of electing directors and for the transaction of any other business authorized to be transacted by the shareholders. If the appointed day is a legal holiday the meeting shall be held at the same time on the next succeeding day not a holiday. In the event that the annual meeting is committed by oversight or otherwise on the date herein provided for, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such subsequent meeting shall be called in the same manner as provided for the annual shareholders meeting.

        Section 3. Special Meetings. Special meetings of shareholders may be called at any time, but only by the chairman of the Board of Directors (the "Chairman of the Board"), the president of the Corporation (the "President"), or upon a resolution adopted by or affirmative vote of a majority of the Board of Directors, and not by the shareholders.

        Section 4. Notice Of Meetings. Notice of all shareholders' meetings stating the time, place and the objects for which such meetings are called shall be given by the Chairman of the Board, the President or any vice-president (a "Vice-President") or the Secretary (the



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"Secretary") or any assistant secretary (an "Assistant Secretary") of the
Corporation to each shareholder of record entitled to vote at such meeting not less than ten (10) days or more than two (2) months prior to the date of the meeting by written notice delivered personally, mailed or delivered via overnight courier to each shareholder. If delivered personally, such notice shall be deemed to be delivered when received. If mailed or delivered via overnight courier service, such notice shall be deemed to be delivered when deposited in the United States Mail in a sealed envelope with postage thereon prepaid, or deposited with the overnight courier service, as the case may be, addressed to the shareholder at his address as it appears on the stock record books of the Corporation, unless he shall have filed with the Secretary a written request that notice intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

        Any meeting at which all shareholders entitled to vote have waived or at any time shall waive notice shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as herein before provided. The waiver must be in writing, signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

        Section 5. Notice for Nominations and Proposals.

                5.1. Annual Meetings.

         (a) Nominations for the election of directors and proposals for any new business to be taken up at any annual meeting of shareholders may be made by the Board of Directors or, as provided in this bylaw, by any shareholder of the Corporation entitled to vote generally in the election of directors, subject to the rights of the holders of preferred stock, if applicable. For nominations or other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice with respect to any annual meeting must be received by the Secretary at the principal executive offices of the Corporation not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. A shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 ("Exchange Act") and

Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner; (2) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner; and (3) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

                     (b) Notwithstanding anything in paragraph (a) of this
Section 5.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased pursuant to an act of the Board of Directors of the Corporation and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors on or before the date which is 15 days before the latest date by which a shareholder may timely notify the Corporation of nominations or other business to be brought by a shareholder in accordance with paragraph (a) of this Section 5.1, a shareholder's notice required by this Section 5.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the 15th day following the day on which such public announcement is first made by the Corporation.

                5.2. Special Meetings. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this bylaw. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting for inclusion in the shareholder's notice required by Section 5.1 of these Bylaws if such nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.


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                5.3. General. Only such persons who are nominated by a
shareholder in accordance with the procedures set forth in this bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the charter of the Corporation (the "Charter") or these Bylaws, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective proposal or nomination shall be disregarded.

                5.4. Public Announcement. For purposes of this bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                5.5. Non-Exclusivity. If the Corporation is required under Rule 14a-8 under the Exchange Act to include a shareholder's proposal in its proxy statement, such shareholder shall be deemed to have given timely notice for purposes of this bylaw with respect to such proposal. Nothing in this bylaw shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors.

        Section 6. Quorum. Except as may be otherwise provided by law, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. In the event that a majority of the outstanding shares are represented at any meeting, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the question is one upon which by express provision of law or of the Charter or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of each question. If a quorum of the shares entitled to vote shall fail to be obtained at any meeting, or in the event of any other proper business purpose, the chair of the meeting or the holders of a majority of the shares present, in person or by proxy, may adjourn the meeting to another place, date or time by announcement to shareholders present in person at the meeting and no other notice of such place, date or time need be given.

        Section 7. Organization. At every meeting of the shareholders the Chairman of the Board, or, in his absence, the President, or in the absence of the Chairman of the Board and the President, a director or an officer of the Corporation designated by the Board shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary at all meetings of the shareholders. In the absence from any such meeting of the Secretary and any Assistant Secretary, the chairman may appoint any person to act as secretary of the meeting.

        Section 8. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors




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may provide that the stock transfer book shall be closed for a stated period not to exceed in any case thirty days. If the stock transfer book shall be closed for the purpose of determining shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty (30) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

        Section 9. Voting Lists. The officer or agent having charge of the stock transfer books for common shares of the Corporation shall make available, within two (2) business days after notice of a meeting is given, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list, for a period beginning within two (2) business days after notice of such meeting is given, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be kept open at the time and place of the meeting and be subject to the inspection of any shareholder during the entire time of the meeting. In the event of any challenge to the right of any person to vote at the meeting, the presiding officer at such meeting may rely on said list as proper evidence of the right of parties to vote at such meeting.

        Section 10. Proxies. Shareholders of record who are entitled to vote may vote at any meeting either in person or by written proxy, which shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. A proxy is revocable by the shareholder unless it conspicuously states that it is irrevocable and the appointment of the proxy is coupled with an interest.

        Section 11. Voting of Shares. Except as otherwise provided in the Charter or these Bylaws, each share of Common Stock shall have all voting rights accorded to holders of Common Stock pursuant to the Tennessee Business Corporation Act, at the rate of one vote per share.

        Section 12. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if all shareholders entitled to vote on the action consent to taking such action without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, then the affirmative vote of the number of



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shares that would be necessary to authorize such action at a meeting is the act of the shareholders.

        The action must be evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote on the action, indicating each signing shareholder's vote or abstention on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

        Section 13. Business and Order of Business. At each meeting of the shareholders such business may be transacted as may properly be brought before such meeting, except as otherwise provided by law or in these Bylaws. The order of business at all meetings of the shareholders shall be as determined by the Chairman, unless otherwise determined by a majority in interest of the shareholders present in person or by proxy at such meeting and entitled to vote thereat.

                                  ARTICLE III
                               BOARD OF DIRECTORS

        Section 1. Number. The number of directors of the Corporation shall be such number, neither fewer than three nor more than fifteen (exclusive of directors, if any, to be elected by holders of Preferred Stock of the Corporation, voting separately as a class), as determined by a majority vote of the Board of Directors. The Board of Directors has the power to fix or change the number of directors, including an increase or decrease in the number of directors, from time to time as established by a majority vote of the Board of Directors. A director need not be a shareholder or a resident of the state of Tennessee.

        Section 2. Powers of Directors. The Board of Directors shall have the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Tennessee, with the Charter, or with these Bylaws. The Board of Directors shall have the power to determine what constitutes net earnings, profits, and surplus, respectively, what amount shall be reserved for working capital and to establish reserves for any other proper purpose, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive. The Board of Directors shall have the power to declare dividends for and on behalf of the Corporation, which dividends may include or consist of stock dividends.

        Section 3. Regular Meetings of the Board. Immediately after the annual election of directors, the newly elected directors may meet at the same place for the purpose of organization, the election of corporate officers and the transaction of other business; if a quorum of the directors be then present no prior notice of such meeting shall be required. Other regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors by resolution may determine and specify, and if so determined no notice thereof need be given, provided that, unless all the directors are present at the meeting at which said resolution is passed, the first meeting held pursuant to said resolution shall not be held for at least five (5) days following the date on which the resolution is passed.


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        Section 4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place whenever called by the Chairman of the Board, the President, or any Vice-President or the Secretary, or by written request of at least two directors, notice thereof being given to each director by the Secretary or other officer calling the meeting, or they may be held at any time without formal notice provided all of the directors are present or those not present shall at any time waive or have waived notice thereof.

        Section 5. Notice. Notice of any special meetings shall be given at least two (2) days previously thereto by written notice delivered personally, by mail, by telegram, by overnight courier service, or by facsimile. If mailed, such notice shall be mailed to each director at his business address no less than five (5) days previously thereto, and shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice be delivered via overnight courier service, such notice shall be deemed to be delivered when deposited with the overnight courier service. If notice be given by facsimile, such notice shall be deemed to be delivered when confirmation of the transmission is received.

        Section 6. Quorum. A majority of the members of the Board of Directors, as constituted for the time being, shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting and the meeting may be held as adjourned without further notice. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors, except as otherwise provided by law or by these Bylaws. The fact that a director has an interest in a matter to be voted on by the meeting shall not prevent his being counted for purposes of a quorum.

        Section 7. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        Section 8. Informal Action by Directors. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if all directors consent to taking such action without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. The action must be evidenced by one or more written consents describing the action taken, signed by each director, indicating each signing director's vote or abstention on the action, and shall be included in the minutes or filed with the corporate records reflecting the action taken.

        Section 9. Meetings by any Form of Communication. The Board of Directors shall have the power to permit any and all directors to participate in a regular or special meeting by, or conduct the meeting through the use of any means of communication by which all


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

directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

        Section 10. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or, in his absence, the Chief Executive Officer of the Corporation (the "Chief Executive Officer"), or, in the absence of the Chairman of the Board and the Chief Executive Officer, the President, or in the absence of the Chairman of the Board, the Chief Executive Officer and the President, a director or an officer of the Corporation designated by the Board of Directors shall act as chairman. The Secretary, or, in the Secretary's absence, any person appointed by the chairman, shall act as secretary of the meeting.

        Section 11. Removal. No director of the Corporation may be removed at any time unless for cause. Upon finding of cause as determined by a majority of the Board of Directors (excluding the director which is the subject of removal), the director may be removed only upon the affirmative vote of the holders of at least 80% of outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Power"), considered for this purpose as one class, except as otherwise required by law.

        Section 12. Vacancy. Unless the Board of Directors otherwise determines, and subject to the rights of the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and shall not be filled by the shareholders unless there are no directors remaining on the Board of Directors. Any director so chosen (a "vacancy director") shall be a director of the same class as the director whose vacancy he or she fills. Such vacancy director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. The shareholders shall thereupon elect a director to fill the vacancy having been temporarily filled by the vacancy director, which individual may include the incumbent vacancy director. The director so elected shall be a director of the same class as the vacancy director and shall serve until the annual meeting of shareholders at which the term of office of such class expires and until such director's successor shall have been duly elected and qualified.

        Section 13. Resignations. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board or the President. Resignation is effective when the notice is delivered, unless the notice specifies a later effective date.

        Section 14. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV
                                   COMMITTEES

        Section 1. Appointment and Powers. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, create one or more committees, each



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committee to consist of two or more directors of the Corporation, which, to the extent provided in said resolution or in these Bylaws and not inconsistent with
Section 48-18-206 of the Tennessee Business Corporation Act, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, abolish any such committee.

        Section 2. Term of Office and Vacancies. Each member of a committee shall continue in office until a director to succeed him shall have been elected and shall have qualified, or until he ceases to be a director or until he shall have resigned or shall have been removed in the manner hereinafter provided. Any vacancy in a committee shall be filled by the vote of a majority of the whole Board of Directors at any regular or special meeting thereof.

        Section 3. Organization. Unless otherwise provided by the Board of Directors, each committee shall appoint a chairman. Each committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors as the Board of Directors may require.

        Section 4. Resignations. Any member of a committee may resign from the committee at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 5. Removal. Any member of a committee may be removed from the committee with or without cause at any time by resolution passed by a majority of the whole Board of Directors at any regular or special meeting.

        Section 6. Meetings. Regular meetings of each committee, of which no notice shall be required, shall be held on such days and at such places as the chairman of the committee shall determine or as shall be fixed by a resolution passed by a majority of all the members of such committee. Special meetings of each committee will be called by the Secretary at the request of any two members of such committee, or in such other manner as may be determined by the committee. Notice of each special meeting of a committee shall be mailed to each member thereof at least two days before the meeting or shall be given personally or by telephone or other electronic transmission at least one day before the meeting. Every such notice shall state the date, time and place of the meeting, but need not state the purposes of the meeting. No notice of any meeting of a committee shall be required to be given to any alternate.

        Section 7. Quorum and Manner of Acting. Unless otherwise provided by resolution of the Board of Directors, a majority of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such committee. The members of each committee shall act only as a committee and the individual members shall have no power as such. Actions taken at a meeting of any committee shall be reported to the Board of Directors at its next meeting following such


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

committee meeting; provided that, when the meeting of the Board of Directors is held within two (2) days after the committee meeting, such report may be made to the Board of Directors at its second meeting following such committee meeting.

        Section 8. Compensation. Each member of a committee shall be paid such compensation, if any, as shall be fixed by the Board of Directors.

                                   ARTICLE V
                                WAIVER OF NOTICE

        Whenever any notice is required to be given by these Bylaws, or the Charter, or any other laws of the State of Tennessee, a waiver thereof in writing signed by the person or persons entitled to such notice and filed with the minutes or corporate records, whether before or after the time stated therein, shall be deemed equivalent thereto. Where the person or persons entitled to such notice sign the minutes of any shareholders' or directors' meeting, which minutes contain the statement that said person or persons have waived notice of the meeting, then such person or persons are deemed to have waived notice in writing. A shareholder's attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon the shareholder's arrival) objects to holding the meeting or transacting business at the meeting, and also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting (or promptly upon the director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                   ARTICLE VI
                                    OFFICERS

        Section 1. Number. The officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

        Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held in such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor is duly elected and is qualified or until his death or until he resigns or is removed in the manner hereinafter provided.


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        Section 3. Removal. Any officer or agent elected or appointed by the
Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

        Section 5. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and the directors. The Chairman of the Board shall represent the Corporation in all matters involving the shareholders of the Corporation. He shall also perform such other duties the Board of Directors may assign to him from time to time.

        Section 6. Chief Executive Officer. The Chief Executive Officer shall in general supervise and control all of the business and affairs of the Corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors and shall enforce the observance of the Bylaws of the Corporation and the rules of order for the meetings of the Board of Directors and the shareholders. He shall keep the Board of Directors appropriately informed on the business and affairs of the Corporation. He may sign, either alone or with the Secretary, an Assistant Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deed, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 7. President. The President shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of the shareholders and of the Board of Directors. He may sign, either alone or with any other proper officer, as necessary, certificates for shares of the Corporation, any deed, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

        Section 8. Chief Financial Officer. The Chief Financial Officer shall arrange for the keeping of adequate records of all assets, liabilities and transactions of the corporation. He shall provide for the establishment of internal controls and see that adequate audits are currently and regularly made. He shall submit to the President, the Chief Operating Officer, the Chairman of the Board and the Board of Directors timely statements of the accounts of the corporation and the financial results of the operations thereof.

        Section 9. Chief Operating Officer. If a Chief Operating Officer is elected, the Chief Operating Officer shall supervise the operation of the Corporation, subject to the policies and directions of the Board of Directors. He shall provide for the proper operation of the Corporation and oversee the internal interrelationship amongst any and all departments of the Corporation. He shall submit to the President and the Board of Directors timely reports on the operations of the Corporation.

        Section 10. The Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, either alone or with the Secretary or an Assistant Secretary, certificates for shares of the Corporation any deed, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

        Section 11. The Secretary. The Secretary shall: (a) prepare and keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal (if any) of the Corporation and see that said seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President or a Vice-President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties as from time to time may be assigned to him by the President or by the Board of Directors.

        Section 12. Assistant Secretaries. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Secretary, or by the President or the Board of Directors.

        Section 13. Registered Agent. The Board of Directors shall appoint a Registered Agent for the Corporation in accordance with the Tennessee Business Corporation Act and may pay the agent such compensation from time to time as it may deem appropriate.

                                  ARTICLE VII
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

        Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

        Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. Notwithstanding the foregoing, the Corporation shall not make any loan other than a sale on credit in the ordinary course of business or a life insurance policy loan, either directly or indirectly, to any director or officer of the Corporation except with the consent of the holders of a majority of all the outstanding shares owned or controlled by shareholders other than a shareholder for whose benefit such action is being taken, or if the Board of Directors determines that the loan benefits the Corporation and approves the transaction.

        Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the pavement of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

        Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII
                                 SHARES OF STOCK

        Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or Vice-President and by the Secretary or an Assistant Secretary. The use of facsimile signatures on any stock certificate of the Corporation is authorized. All such certificates shall state the name of the Corporation, that it is organized under the laws of the State of Tennessee, the name of the person to whom issued, and the number of shares and class of shares that the certificate represents. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

        Section 2. Registered Ownership of Shares. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

        Section 3. Transfer of Shares. Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person appearing on the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of the Corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the Corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every shareholder to notify the Corporation of his post office address.

                                   ARTICLE IX
                                    DIVIDENDS

        The Board of Directors may from time to time declare, and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Tennessee Business Corporation Act and by its Charter.

                                   ARTICLE X
                                   FISCAL YEAR

        The books of the Corporation shall be on a 52/53 week year basis ending on the Saturday closest to January 31.

                                   ARTICLE XI
                                      SEAL

        This Corporation may or may not have a seal and in any event the failure to affix a corporate seal to any instrument executed by the Corporation shall not affect the validity thereof. If a seal is adopted, the seal of this Corporation shall include the following letters cut or engraved thereon:
KIRKLAND'S INC.

                                  ARTICLE XII
                                 INDEMNIFICATION

        Section 1. Definitions. As used in this Article XII:

                     (a) "Director" shall mean any individual who is or was a director of the Corporation, or any individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on or otherwise involves services by the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of the director.

                     (b) "Employee or Agent" shall mean any individual who is or was an employee or agent of the Corporation other than a director or officer of the Corporation, or any individual who, is or was serving at the Corporation's request as an employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;

                     (c) "Expenses" shall include reasonable costs, disbursements and counsel fees;

                     (d) "Independent Legal Counsel" means a law firm, or a member of a law firm, that (i) is experienced in matters of corporation law;
(ii) neither presently is, nor in the past five years has been, retained to represent the Corporation or the corporate agent claiming indemnification or any other party to the action, suit, or proceeding giving rise to a claim for indemnification, in any matter material to the Corporation, the claimant or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Corporation or such corporate agent in an action to determine the Corporation's or such person's rights under this Article XII;

                     (e) "Liability" shall mean any obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding;

                     (f) "Officer" shall mean any individual who is or was an officer of the Corporation, or any individual who is or was serving at the Corporation's request as an employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

                     (g) "Proceeding" shall mean any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

        Section 2. General. Except as provided in Section 4 of this Article XII, the Corporation shall indemnify any director or officer who is made a party to any proceeding because the individual is or was a director or officer against liability incurred in the proceeding if:

                     (a) the following standards are met:

                         (i) the individual's conduct was in good faith;

                         (ii) the individual reasonably believed,

                              (A) in the case of conduct in the individual's
official capacity with the Corporation, that the individual's conduct was in the best interest of the Corporation; and

                              (B) in all other cases, that the individual's
conduct was at least not opposed to the best interests of the Corporation; and

                              (C) in the case of any criminal proceeding, the
individual had no reasonable cause to believe the individual's conduct was unlawful;

        For purposes of Section 2(a)(ii)(B) hereof, with respect to an employee benefit plan maintained by the Corporation, the individual shall be deemed to have reasonably believed that the individual's conduct was not opposed to the best interests of the Corporation if such conduct was for a purpose the individual reasonably believed was in the interests of the participants in and beneficiaries of the plan; and

                     (b) the individual was wholly successful, on the merits or otherwise, in the defense of any proceedings to which the individual was a party because that individual is or was a director or officer of the Corporation.

        Section 3. Termination of Proceedings. The termination of any action or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the director or officer (i) did not act in good faith and in a manner that the individual reasonably believed to be in, or not opposed to, the best interests of the Corporation and (ii) with respect to any criminal proceeding, had reasonable cause to believe that the individual's conduct was unlawful.

        Section 4. Limitations. The Corporation shall not indemnify a director or officer in connection with a proceeding by or in the right of the Corporation in which such individual was adjudged liable to the Corporation or in connection with any other proceeding charging improper personal benefit to the individual, whether or not involving action in the individual's official capacity, in which the individual was adjudged liable on the basis that personal benefit was improperly received by such individual.

        Section 5. Expenses. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

                         (i) the director or officer furnishes the Corporation
a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 2 of this Article XII;

                         (ii) the director or officer furnishes the Corporation
a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to indemnification; and

                         (iii) a determination is made that the facts then known
to those making the determination would not preclude indemnification under this
Article XII.

        Section 6. Determination and Authorization of Indemnification. The Corporation may not indemnify a director or officer under Section 2 of this
Article XII unless authorized in the specific case after a determination has been made that indemnification of the director or officer is permissible in the circumstances because he has met the standard set forth in Section 2 of this
Article XII and is in accordance with the Procedures for Submission and Determination of Claims for Indemnification set forth in the Appendix to these Bylaws. The determination shall be made:

                         (i) By the Board of Directors by majority vote of a
quorum consisting of directors not at the time parties to the proceeding;

                         (ii) If a quorum cannot be obtained under Section 6(i)
of this Article XII, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

                         (iii) By independent legal counsel:

                              (A) Selected by the Board of Directors or its
committee in the manner prescribed in Section 6(i) or Section 6(ii) of this
Article XII; or

                              (B) If a quorum of the Board of Directors cannot
be obtained under Section 6(i) and a committee cannot be designated under
Section 6(ii) of this Article XII, selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or

                         (iv) By the shareholders, but shares owned by or voted
under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

        Section 7. Determination and Authorization of Expenses. Authorization of indemnification and evaluation that indemnification is permissible as to reasonableness of expenses under Section 5 of this Article XII shall be made in the same manner as the determination that indemnification is permissible, except that, if the determination is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Section 6(iii) of this Article XII to select counsel.

        Section 8. Employees and Agents. The Corporation may indemnify and advance expenses to an employee or agent of the Corporation to the same extent as a director or officer under Section 2 of this Article XII, subject to the determination and authorization of indemnification procedures set forth in
Section 6 of this Article XII and in the Appendix to these Bylaws.

        Section 9. Applicability. The indemnification and advancement of expenses granted pursuant to this Article XII shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification or advancement of expenses may be entitled, whether contained in the Charter or Bylaws of the Corporation, or authorized in a resolution of shareholders, a resolution of directors, or an agreement providing for such indemnification, to the extent permitted by applicable law.

        Section 10. Intent and Interpretation. It is the intention of this
Article XII to provide for indemnification of directors and officers to the fullest extent permitted by the Tennessee Business Corporation Act, and this
Article XII shall be interpreted accordingly. If this Article XII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any proceeding, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this
Article XII that shall not have been invalidated and to the full extent permitted by applicable law. If the Tennessee Business Corporation Act is amended or other Tennessee law is enacted to permit further or additional indemnification of a director, officer, employee or agent of the Corporation beyond that provided in this Article XII, then the Corporation shall be permitted to indemnify such director, officer, employee or agent to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended, or by such other Tennessee law.

        Section 11. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify him against the same liability under applicable state law.

                                  ARTICLE XIII
                                   AMENDMENTS

        The Board of Directors is expressly authorized to repeal, alter, amend or rescind these Bylaws of the Corporation by vote of a majority of the Board of Directors at a legal meeting held in accordance with these Bylaws. Notwithstanding any other provision of the Charter or these Bylaws (and notwithstanding some lesser percentage may be specified by law), the Bylaws shall be repealed, altered, amended or rescinded by the shareholders of the Corporation only by affirmative vote of at least 80 % of the outstanding shares of capital stock of the Corporation entitled to vote generally, considered for this purpose as one class.

                                       ATTEST:
                                                --------------------------------
                                       Name:
                                                --------------------------------
                                       Title:
                                                --------------------------------

                                    APPENDIX

                          PROCEDURES FOR SUBMISSION AND
                   DETERMINATION OF CLAIMS FOR INDEMNIFICATION
                     PURSUANT TO ARTICLE XII OF THE BYLAWS.

        Section 1. Purpose. The Procedures for Submission and Determination of Claims for Indemnification Pursuant to Article XII of the Bylaws (the "Procedures") are to implement the provisions of Article XII of the Bylaws of the Corporation (the "Bylaws") in compliance with the requirements of Section 6 of Article XII.

        Section 2. Definitions. For purposes of these Procedures:

                (a) All terms that are defined in Section 1 of Article XII of the Bylaws shall have the meanings ascribed to them therein when used in these Procedures unless otherwise defined herein.

                (b) "Change of control" shall mean:

                        (i) the acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) of "Beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding voting securities (the "Voting Securities"), provided that for purposes of this clause (i) Voting Securities acquired directly from the Corporation by any Person shall be excluded from the determination of such Person's Beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                        (ii)    approval by shareholders of the Corporation of:

                                (A)     a merger, reorganization or
                                        consolidation involving the Corporation
                                        if the shareholders of the Corporation
                                        immediately before such merger,
                                        reorganization or consolidation do not
                                        or will not own directly or indirectly
                                        immediately following such merger,
                                        reorganization or consolidation, more
                                        than fifty percent (50%) of the combined voting power of the outstanding voting securities of the Corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such merger, reorganization or consolidation; or

                                (B) a complete liquidation or dissolution of the Corporation; or

                                (C)     an agreement for the sale or other
                                        disposition of all or substantially all
                                        of the assets of the Corporation; or

                                (D)     acceptance by shareholders of the
                                        Corporation of shares in a share
                                        exchange if the shareholders of the
                                        Corporation immediately before such
                                        share exchange do not or will not own
                                        directly or indirectly immediately
                                        following such share exchange more than
                                        fifty percent (50%) of the combined
                                        voting power of the outstanding voting
                                        securities of the entity with which the
                                        shareholders effect such share exchange
                                        in substantially the same proportion as
                                        their ownership of the Voting Securities outstanding immediately before such share exchange.

        Section 3. Submission and Determination of Claims.

                     (a) To obtain indemnification or advancement of expenses under Article XII of the Bylaws, a corporate agent shall submit to the Secretary of the Corporation a written request therefor, including therein or therewith such documentation and information as is reasonably available to the corporate agent and is reasonably necessary to permit a determination as to whether and what extent the Corporate agent is entitled to indemnification or advancement of expenses, as the case may be. The Secretary shall, promptly upon receipt of a request for indemnification, advise the Board of Directors thereof in writing if a determination in accordance with Section 6 or Section 7 of Article XII of the Bylaws is required.

                     (b) Upon written request by an corporate agent for indemnification pursuant to Section 3(a) hereof, a determination with respect to the corporate agent's entitlement thereto in the specific case, if required by the Bylaws, shall be made in accordance with Section 6 of Article XII of the Bylaws, and, if it is so determined that the corporate agent is entitled to indemnification, payment to the corporate agent shall be made within ten days after such determination. The corporate agent shall cooperate with the person, persons or entity making such determination, with respect to the corporate agent's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the corporate agent and reasonably necessary to such determination.

                     (c) If entitlement to indemnification is to be made by independent legal counsel pursuant to Section 6(iii) of Article XII of the Bylaws such counsel shall be selected as provided in this Section 3(c). If a change of control shall not have occurred, the independent legal counsel shall be selected by the Board of Directors as set forth in Section 6(iii) of Article XII of the Bylaws, and the Corporation shall give written notice to the corporate agent advising the corporate agent of the identity of the independent legal counsel so selected. If a change of control shall have occurred, the independent legal counsel shall be selected by the corporate agent (unless the corporate agent shall request that such selection be made by the Board of Directors, in which event the immediately preceding sentence shall apply), and the corporate agent shall give written notice to the Corporation advising it of the identity of the independent legal counsel so selected. In either event, the corporate agent or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to the corporate agent, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the independent legal counsel so selected does not meet the requirements of "independent legal counsel" as defined in Section 1 of Article XII of the Bylaws, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the independent legal counsel so selected may not serve as independent legal counsel unless and until a court has determined that such objection is without merit. If, within twenty days after the next regularly scheduled Board of Directors meeting following submission by the corporate agent of a written request for indemnification pursuant to Section 3(a) hereof, no independent legal counsel shall have been selected and not objected to, either the Corporation or the corporate agent may petition any court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or the corporate agent to the other's selection of independent legal counsel and/or for the appointment as independent legal counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as independent legal counsel under Section 6(iii) of Article XII of the Bylaws. The Corporation shall pay any and all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) of independent legal counsel incurred by such independent legal counsel in connection with acting pursuant to Section 6(iii) of Article XII of the Bylaws, and the Corporation shall pay all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) incident to the procedures of Section 6(iii) of Article XII of the Bylaws and this Section 3(c), regardless of the manner in which independent legal counsel was selected or appointed. Upon the delivery of its opinion pursuant to Section 6(iii) of Article XII of the Bylaws or, if earlier, the due commencement of any judicial proceeding or arbitration pursuant to Section 4(a)(3) of these Procedures, independent legal counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

                     (d) If a change of control shall have occurred, in making a determination with respect to entitlement to indemnification under the Bylaws, the person, persons or entity making such determination shall presume that an corporate agent is entitled to indemnification under the Bylaws if the corporate agent has submitted a request for indemnification in accordance with Section 3(a) hereof, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

        Section 4. Review and Enforcement of Determination.

                     (a) In the event that (1) advancement of expenses is not timely made pursuant to Section 5 of Article XII of the Bylaws, (2) payment of indemnification is not made pursuant to Section 2 of Article XII of the Bylaws within ten days after receipt by the Corporation of written request therefor,
(3) a determination is made pursuant to Section 6 of Article XII of the Bylaws that a corporate agent is not entitled to indemnification under the Bylaws, (4) the determination of entitlement to indemnification is to be made by independent legal counsel pursuant to Section 6(iii) of Article XII of the Bylaws and such determination shall not have been made and delivered in a written opinion within ninety days after receipt by the Corporation of the written request for indemnification, or (5) payment of indemnification is not made within ten days after a determination has been made pursuant to Section 6 of Article XII of the Bylaws that a corporate agent is entitled to indemnification, the corporate agent shall be entitled to an adjudication in an appropriate court of the State of Tennessee, or in any other court of competent jurisdiction, of the corporate agent's entitlement to such indemnification or advancement of expenses. Alternatively, the corporate agent, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The corporate agent shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which the corporate agent first has the right to commence such proceeding pursuant to this Section 4(a). The Corporation shall not oppose the corporate agent's right to seek any such adjudication or award in arbitration.

                     (b) In the event that a determination shall have been made pursuant to Section 6 of Article XII of the Bylaws that a corporate agent is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the corporate agent shall not be prejudiced by reason of that adverse determination. If a change of control shall have occurred, the Corporation shall have the burden of proving in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the corporate agent is not entitled to indemnification or advancement of expenses, as the case may be.

                     (c) If a determination shall have been made or deemed to have been made pursuant to Section 6 of Article XII of the Bylaws that a corporate agent is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (1) a misstatement or omission of a material fact in connection with the corporate agent's request for indemnification, or
(2) a prohibition of such indemnification under applicable law.

                     (d) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of these Procedures are not valid, binding and enforceable, and shall stipulate in any such judicial proceeding or arbitration that the Corporation is bound by all the provisions of these Procedures.

                     (e) In the event that a corporate agent, pursuant to this
Section 4, seeks to enforce the corporate agent's rights under, or to recover damages for breach of, Article XII of



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

the Bylaws or these Procedures in a judicial proceeding or arbitration, the Corporate agent shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of expenses in Section 1 of Article XII of the Bylaws) actually and reasonably incurred in such judicial proceeding or arbitration, but only if the corporate agent prevails therein. If it shall be determined in such judicial proceeding or arbitration that the corporate agent is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the corporate agent in connection with such judicial proceeding or arbitration shall be appropriately prorated.

        Section 5. AMENDMENTS. These Procedures may be amended at any time and from time to time in the same manner as any bylaw of the Corporation in accordance with the Amended and Restated Charter of the Corporation and the Bylaws; provided, however, that notwithstanding any amendment, alteration or repeal of these Procedures or any provision hereof, any corporate agent shall be entitled to utilize these Procedures with respect to any claim for indemnification arising out of any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.






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